Exhibit 23

                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-87445, and 333-09435 of CompuDyne Corporation on Form S-8 of our report dated March 25, 2003, relating to the consolidated financial statements of CompuDyne Corporation appearing in the Current Report on Form 8-K of CompuDyne Corporation dated March 31, 2003.



DELOITTE & TOUCHE LLP
Baltimore, Maryland
March 31, 2003